Power of Attorney

I, Peter L. Wehrly, Medtronic Sofamor Danek Headquarters,
100 Pyramid Place, Memphis, TN 38132, do hereby appoint:

Gary A. Nelson, Vice President, Risk Management and
Chief Compliance Officer
Medtronic, Inc., 710 Medtronic Pkwy, Minneapolis, MN
55432-5604

Neil P. Ayotte, Vice President and Senior Legal
Counsel,
Medtronic, Inc., 710 Medtronic Pkwy, Minneapolis, MN
55432-5604

Keyna P. Skeffington, Senior Legal Counsel
Medtronic, Inc., 710 Medtronic Pkwy, Minneapolis, MN
55432-5604


As attorney-in-fact in my name, place and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange
Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 2nd day of August, 2005.

/s/ Peter L. Wehrly
Peter L. Wehrly

Speicmen Signature of Attorney(s)-in-Fact

/s/ Gary A. Nelson
Gary A. Nelson

/s/ Neil P. Ayotte
Neil P. Ayotte

/s/ Keyna P. Skeffington
Keyna P. Skeffington

STATE OF MINNESOTA   )
COUNTY OF ANOKA      )

The foregoing instrument was acknowledged before me this 2nd day of August 2005.

/s/ Julia Ann Scrivner
Julie Ann Scrivner